                                                                  EXHIBIT 4.7(d)


                               Joinder Agreement
                               -----------------

                                                                   March 9, 2000


To each of the Noteholders (as defined
in the Joint and Several Guaranty
hereinafter referred to)

Ladies and Gentlemen:

Reference is made to the Joint and Several Guaranty, dated as of July 15, 1996 (as amended, restated or otherwise modified from time to time, the "Guaranty Agreement"), by each of Gwaltney of Smithfield, Ltd., a Delaware corporation (together with its successors and assigns, "Gwaltney"), John Morrell & Co., a Delaware corporation (together with its successors and assigns, "Morrell"), The Smithfield Packing Company, Incorporated, a Virginia corporation (together with its successors and assigns, "Packing"), SFFC, Inc., a Delaware corporation (together with its successors and assigns, "SFFC"), Patrick Cudahy Incorporated, a Delaware corporation (together with its successors and assigns, "Cudahy"), and Brown's of Carolina, Inc., a North Carolina corporation (together with its successors and assigns, ("Brown's," and together with Gwaltney, Morrell, Packing, SFFC and Cudahy, individually, a "Guarantor") and collectively, the "Guarantors"), in favor of each of the holders, from time to time, of certain Senior Secured Notes of Smithfield Foods, Inc., as more particularly described on Annex 1 attached hereto. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Guaranty Agreement.

     Each of the undersigned subsidiaries of Smithfield Foods, Inc. (each a "New Guarantor", and, collectively, the "New Guarantors"), agrees with you as follows:

     1. Guaranty Each New Guarantor hereby unconditionally and expressly agrees to become, by execution and delivery of this Agreement does become, and assumes each and every one of the obligations of, a "Guarantor" under and as defined in the Guaranty Agreement. In addition, each New Guarantor makes, as of the date hereof, each and every representation and warranty of a Guarantor set forth or incorporated in the Guaranty Agreement. Without limitation of the foregoing or of anything in the Guaranty Agreement, by such execution and delivery hereof each New Guarantor does become fully liable, as a Guarantor, for the payment of the Guarantied Obligations as further provided in Section 2 of the Guaranty Agreement. The Guaranty Agreement is hereby amended, without any further action, to add each New Guarantor as a Guarantor thereunder as if each New Guarantor had been an original party to the Guaranty Agreement.

     2. Further Assurances. Each New Guarantor agrees to cooperate with the Noteholders and execute such further instruments and documents as the Required Holders, shall reasonably request to effect, to the reasonable satisfaction of the Required Holders, the purposes of this Agreement.


     3. Binding Effect. This Agreement shall be binding upon each New Guarantor and shall inure to the benefit of the Noteholders and their respective successors and assigns.


     4. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF VIRGINIA, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURIDICTION OTHER THAN SUCH STATE.

     IN WITNESS WHEREOF, the New Guarantors have caused this Joinder Agreement to be executed on their behalf by a duly authorized officer of such New Guarantors.


                                CARROLL'S FOODS, INC.
                                CARROLL'S REALTY, INC.
                                CARROLL'S REALTY PARTNERSHIP
                                NORTH SIDE FOODS CORP.
                                LYKES MEAT GROUP, INC.
                                CIRCLE FOUR CORPORATION
                                BROWN'S FARMS, LLC, By: Brown's of
                                Carolina, Inc.
                                CARROLL'S FOODS OF VIRGINIA, INC.
                                SMITHFIELD-CARROLL'S FARMS
                                CENTRAL PLAINS FARMS, INC.
                                SMITHFIELD PACKING REAL ESTATE, LLC,
                                By: The Smithfield Packing Company,
                                Incorporated
                                MURPHY FARMS, INC.




                                By:
                                   -------------------------------------
                                Name:
                                Title:

                     [Signature Page to Joinder Agreement]

                                CARROLL'S REALTY PARTNERSHIP
                                By:  CARROLL'S REALTY, INC.
                                     CARROLL'S FOODS, INC.,
                                     its general partners


                                By:
                                   -------------------------------------
                                Name:
                                Title:


                                SMITHFIELD-CARROLL'S FARMS
                                By:  SMITHFIELD PURCHASE
                                     CORPORATION
                                     CARROLL'S FOODS OF VIRGINIA, INC.,
                                     its general partners


                                By:
                                   -------------------------------------
                                Name:
                                Title:



                     [Signature Page to Joinder Agreement]

                                    ANNEX 1


     A. $9,852,942 in aggregate principal amount of its eight and forty-one one-hundredths percent (8.41%) Series B Senior Secured Notes due August 1, 2006 (the "Series B Notes");

     B. $40,000,000 in aggregate principal amount of its eight and thirty-four one-hundredths percent (8.34%) Series C Senior Secured Notes due August 1, 2003 (the "Series C Notes");

     C. $9,000,000 in aggregate principal amount of its nine and eighty one-hundredths percent (9.80%) Series D Senior Secured Notes due August 1, 2003 (the "Series D Notes");

     D. $9,250,000 in aggregate principal amount of its ten and seventy- five one-hundredths percent (10.75%) Series E Senior Secured Notes due August 1, 2005 (the "Series E Notes");

     E. $100,000,000 in aggregate principal amount of its eight and fifty-two one-hundredths percent (8.52%) Series F Senior Secured Notes due August 1, 2006 ("Series F Notes");

     F. $14,000,000 in aggregate principal amount of its nine and eighty-five one-hundredths percent (9.85%) Series G Senior Secured Notes due November 1, 2006 (the "Series G Notes"); and

     G. $14,779,412 in aggregate principal amount of its eight and forty-one one-hundredths percent (8.41%) Series H Senior Secured Notes due August 1, 2004 (the "Series H Notes").